Terex Reports Strong Fourth Quarter and Full Year 2021 Results

•Fourth quarter earnings per share of $0.82 up significantly year-over-year
•Fourth quarter operating margin of 7.0% improved 300 basis points year-over-year
•Full year sales of $3.9 billion increased 26% year-over-year
•Full year operating margins of 8.4% improved 620 basis points year-over-year
•Repaid $503 million of debt in 2021 resulting in net leverage of 1.1x
•2022 Outlook: Sales of $4.1 to $4.3 billion and earnings per share of $3.55 to $4.05

NORWALK, CT, February 10, 2021 -- Terex Corporation (NYSE: TEX) reported fourth quarter 2021 income from continuing operations of $58.0 million, or $0.82 per share, on net sales of $990.1 million. In the fourth quarter of 2020, reported income from continuing operations was $14.9 million, or $0.21 per share, on net sales of $786.7 million.

For the full year 2021, Terex reported income from continuing operations of $217.5 million, or $3.07 per share, on net sales of $3.9 billion compared with income from continuing operations of $9.0 million, or $0.13 per share, on net sales of $3.1 billion for the full year 2020.

Materials Processing continued to demonstrate strong operational performance delivering operating margins of 13.8% in the quarter. AWP's fourth quarter 2021 results reflected strong global customer demand and strict cost discipline with operating margins improving 530 basis points.

“I am proud of the continued resilience demonstrated by Terex team members to manage through a challenging operating environment. We delivered significantly improved 2021 results and made progress on our Execute, Innovate and Grow strategy,” said Chairman and Chief Executive Officer John L. Garrison, Jr.

Julie Beck, Senior Vice President and Chief Financial Officer, said, “We were able to generate $125 million of free cash flow in 2021. Our strong balance sheet and expected 2022 free cash flow generation of $175 to $225 million allows us to fund growth investments, such as our new Genie Mexico facility and digitalization initiatives.”

Garrison continued, “Customer demand remains strong for our products and services. The entire organization remains focused on overcoming supply disruptions to increase production and deliver for our customers. As a result, we expect 2022 sales will be $4.1 to $4.3 billion with EPS of $3.55 to $4.05. We are confident that Terex is well positioned to drive innovation and growth in 2022.”

Non-GAAP Measures and Other Items

Results of operations reflect continuing operations.  All per share amounts are on a fully diluted basis.  A comprehensive review of the quarterly financial performance is contained in the presentation that will accompany the Company’s earnings conference call.

In this press release, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures.  These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies.  Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses.

The Glossary at the end of this press release contains further details about this subject.

Conference call

The Company has scheduled a conference call to review the financial results on Friday, February 11, 2022 beginning at 8:30 a.m. ET. John Garrison, Chairman and CEO, and Julie Beck, Senior Vice President and Chief Financial Officer, will host the call. A simultaneous webcast of this call can be accessed at https://investors.terex.com. Participants are encouraged to access the call 10 minutes prior to the starting time. The call will also be archived in the Event Archive at https://investors.terex.com.

Forward-Looking Statements

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995) regarding future events or our future financial performance that involve certain contingencies and uncertainties, including those discussed in our Annual Report on Form 10-K for the year ending December 31, 2021, and subsequent reports we file with the U.S. Securities and Exchange Commission from time to time, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Contingencies and Uncertainties.” In addition, when included in this press release the words “may,” “expects,” “should,” “intends,” “anticipates,” “believes,” “plans,” “projects,” “estimates,” “will” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties, many of which are beyond our control, include, among others:

•our business has been, and could be further, adversely impacted by global health pandemics such as the outbreak of a new strain of coronavirus (“COVID-19”);
•our business is highly competitive and is affected by our cost structure, pricing, product initiatives and other actions taken by competitors;
•we are dependent upon third-party suppliers, making us vulnerable to supply shortages and price increases;
•consolidation within our customer base and suppliers;
•our operations are subject to a number of potential risks that arise from operating a multinational business, including compliance with changing regulatory environments and political instability;
•a material disruption to one of our significant facilities;
•our business is sensitive to government spending;
•our ability to integrate acquired businesses;
•our business is affected by the cyclical nature of markets we serve;
•our need to comply with restrictive covenants contained in our debt agreements;
•our ability to generate sufficient cash flow to service our debt obligations and operate our business;
•our ability to access the capital markets to raise funds and provide liquidity;
•the financial condition of suppliers and customers, and their continued access to capital;
•exposure from providing credit support for some of our customers;
•we may experience losses in excess of recorded reserves;
•our business is global and subject to changes in exchange rates between currencies, commodity price changes, regional economic conditions and trade relations;
•our retention of key management personnel and skilled labor;
•possible work stoppages and other labor matters;
•changes in import/export regulatory regimes, imposition of tariffs, escalation of global trade conflicts and unfairly traded imports, particularly from China, could continue to negatively impact our business;
•compliance with changing laws and regulations, particularly environmental and tax laws and regulations;
•litigation, product liability claims and other liabilities;
•our compliance with the United States (“U.S.”) Foreign Corrupt Practices Act and similar worldwide anti-corruption laws;
•increased regulatory focus on privacy and data security issues and expanding laws;
•our ability to comply with an injunction and related obligations imposed by the U.S. Securities and Exchange Commission (“SEC”);
•our ability to successfully implement our strategy;
•disruption or breach in our information technology systems and storage of sensitive data; and
•other factors.

Actual events or our actual future results may differ materially from any forward-looking statement due to these and other risks, uncertainties and material factors. The forward-looking statements contained herein speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this press release to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Terex
Terex is a global manufacturer of aerial work platforms and materials processing machinery. We design, build and support products used in construction, maintenance, manufacturing, energy, minerals and materials management applications. Terex products and solutions enable customers to reduce their environmental impact including electric and hybrid offerings that deliver quiet and emission-free performance, products that support renewable energy, and products that aid in the recovery of useful materials from various types of waste. Our products are manufactured in North America, Europe, Australia and Asia and sold worldwide. We engage with customers through all stages of the product life cycle, from initial specification and financing to parts and service support.

Contact Information
Terex Corporation
Randy Wilson
Director, Investor Relations & Corporate Treasury
203-221-5415

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2021	2020	2021	2020
Net sales	$990.1	786.7	3,886.8	3,076.4
Cost of goods sold	(818.2)	(637.5)	(3,129.4)	(2,537.1)
Gross profit	171.9	149.2	757.4	539.3
Selling, general and administrative expenses	(102.1)	(117.6)	(429.4)	(470.9)
Income (loss) from operations	69.8	31.6	328.0	68.4
Other income (expense)
Interest income	0.8	1.1	3.7	3.6
Interest expense	(10.9)	(15.9)	(51.5)	(65.9)
Loss on early extinguishment of debt	(1.7)	—	(29.4)	—
Other income (expense) – net	10.3	5.0	13.0	4.9
Income (loss) from continuing operations before income taxes	68.3	21.8	263.8	11.0
(Provision for) benefit from income taxes	(10.3)	(6.9)	(46.3)	(2.0)
Income (loss) from continuing operations	58.0	14.9	217.5	9.0
Income (loss) from discontinued operations – net of tax	—	0.9	—	(0.4)
Gain (loss) on disposition of discontinued operations- net of tax	0.8	1.9	3.4	(19.2)
Net income (loss)	$58.8	17.7	220.9	(10.6)
Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.83	0.22	3.12	0.13
Income (loss) from discontinued operations – net of tax	—	0.01	—	(0.01)
Gain (loss) on disposition of discontinued operations – net of tax	0.01	0.03	0.05	(0.27)
Net income (loss)	$0.84	0.26	3.17	(0.15)
Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.82	0.21	3.07	0.13
Income (loss) from discontinued operations – net of tax	—	0.01	—	(0.01)
Gain (loss) on disposition of discontinued operations – net of tax	0.01	0.03	0.05	(0.27)
Net income (loss)	$0.83	0.25	3.12	(0.15)
Weighted average number of shares outstanding in per share calculation
Basic	69.8	69.4	69.7	69.6
Diluted	70.9	70.3	70.9	70.1

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in millions, except par value)

	December 31, 2021	December 31, 2020

Assets
Current assets
Cash and cash equivalents	$266.9	$665.0
Other current assets	1,500.9	1,213.6
Total current assets	1,767.8	1,878.6
Non-current assets
Property, plant and equipment – net	429.6	406.6
Other non-current assets	666.1	746.6
Total non-current assets	1,095.7	1,153.2
Total assets	$2,863.5	$3,031.8

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$5.6	$7.6
Other current liabilities	904.3	715.7
Total current liabilities	909.9	723.3
Non-current liabilities
Long-term debt, less current portion	668.5	1,166.2
Other non-current liabilities	175.5	220.8
Total non-current liabilities	844.0	1,387.0
Total liabilities	1,753.9	2,110.3

Total stockholders’ equity	1,109.6	921.5
Total liabilities and stockholders’ equity	$2,863.5	$3,031.8

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in millions)

	Year Ended December 31,
	2021	2020
Operating Activities
Net income (loss)	$220.9	$(10.6)
Depreciation and amortization	50.2	49.7
Changes in operating assets and liabilities and non-cash charges	22.3	186.3
Net cash provided by (used in) operating activities	293.4	225.4
Investing Activities
Capital expenditures	(59.7)	(64.5)
Other investing activities, net	(42.5)	26.0
Net cash provided by (used in) investing activities	(102.2)	(38.5)
Financing Activities
Net cash provided by (used in) financing activities	(580.1)	(82.8)
Effect of exchange rate changes on cash and cash equivalents	(14.3)	25.9
Net increase (decrease) in cash and cash equivalents	(403.2)	130.0
Cash and cash equivalents at beginning of year	670.1	540.1
Cash and cash equivalents at year end	$266.9	$670.1

TEREX CORPORATION AND SUBSIDIARIES
SEGMENT RESULTS DISCLOSURE
(unaudited)
(in millions)

	Q4				Year to Date
	2021		2020		2021		2020
		% of		% of		% of		% of
		Net Sales		Net Sales		Net Sales		Net Sales
Consolidated
Net sales	$990.1		$786.7		$3,886.8		$3,076.4
Income from operations	$69.8	7.0%	$31.6	4.0%	$328.0	8.4%	$68.4	2.2%

AWP
Net sales	$534.4		$412.3		$2,178.8		$1,782.9
Income (loss) from operations	$25.4	4.8%	$(1.9)	(0.5)%	$152.1	7.0%	$0.5	—%

MP
Net sales	$454.1		$366.3		$1,691.8		$1,256.8
Income from operations	$62.6	13.8%	$54.7	14.9%	$240.9	14.2%	$143.4	11.4%

Corp and Other / Eliminations
Net sales	$1.6		$8.1		$16.2		$36.7
Loss from operations	$(18.2)	*	$(21.2)	*	$(65.0)	*	$(75.5)	*
* - Not a meaningful percentage

GLOSSARY

In this document, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. These non-GAAP measures may not be comparable to similarly titled measures disclosed by other companies. Terex presents non-GAAP financial measures in reporting its financial results to provide investors with additional analytical tools which it believes is useful in evaluating its operating results and the ongoing performance of its underlying businesses. Terex does not, nor does it suggest that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

The amounts described below are unaudited, are reported in millions of U.S. dollars (except share data and percentages), and are as of or for the period ended December 31, 2021, unless otherwise indicated.

2022 Outlook

The Company's 2022 outlook for earnings per share is a non-GAAP financial measure because it excludes the impact of potential future acquisitions, divestitures, restructuring, and other unusual items. The Company is not able to reconcile this forward-looking non-GAAP financial measure to its most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the exact timing and impact of such items. The unavailable information could have a significant impact on the Company's full-year 2022 GAAP financial results. This forward looking information provides guidance to investors about the Company's EPS expectations excluding unusual items that the Company does not believe is reflective of its ongoing operations.

Free Cash Flow

The Company calculates a non-GAAP measure of free cash flow. The Company defines free cash flow as Net cash provided by (used in) operating activities, plus (minus) increases (decreases) in Terex Financial Services finance receivables consisting of sales-type leases and commercial loans (“TFS Assets”), less Capital expenditures, net of proceeds from sale of capital assets. The Company believes that this measure of free cash flow provides management and investors further useful information on cash generation or use in our primary operations. The following table reconciles Net cash provided by (used in) operating activities to free cash flow (in millions):

	Year Ended December 31, 2021	Year Ended December 31, 2020
Net cash provided by (used in) operating activities	$293.4	$225.4
Increase (decrease) in TFS assets	(110.6)	(40.1)
Capital expenditures, net of proceeds from sale of capital assets	(57.8)	(44.0)	(1)
Free cash flow	$125.0	$141.3

(1) Includes $17.8 million of proceeds from sale of capital assets within Proceeds (payments) from the disposition of discontinued operations in the Consolidated Statement of Cash Flows for the twelve months ended December 31, 2020.